EXHIBIT 14.(a).2

CONSENT

We hereby consent to the reference in the Annual Report on Form 20-F of the Company to (i) our firm’s name; and (ii) our report relating to the valuation of Tefron's equipment and property as of December 31, 2010, and the incorporation by reference of such reference in the previously filed Registration Statement on Form F-3 (Registration No. 333-128847) and its Registration Statements on Form S-8 (Registration Nos. 333-139021 and 333-111932).

Very truly yours,

/s/ Nachman Berenfeld
Nachman Berenfeld-Engineer
Berenfeld International Loss Adjusters Ltd.

June 22, 2011
Ramat Gan, Israel